UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

Echo Metrix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6800 Jericho Turnpike, Suite 208E, Syosset, New York	11791
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 802-0223

With Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006

N/A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2010, Peter Charles was appointed chief operating officer and interim co-chief executive officer of Echo Metrix, Inc. (the “Company”) and Erica Zalbert was appointed interim co-chief executive officer of the Company.

Mr. Charles, 40, joined the Company in October of 2009 as Vice President, Director of Corporate Affairs and has served as a member of the Company’s Board of Directors since November of 2009. His responsibilities at the Company includes corporate development, strategic initiatives, corporate communications, managing key relationships and overseeing technology development within the Company's mobile division. Mr. Charles has been instrumental in implementing corporate governance and is a member of the Company’s finance committee. Prior to joining Echometrix, Mr. Charles was with Thorium Power (now Lightbridge Corporation), a developer of novel nuclear fuels, where his primary responsibility was investor relations and also carried out various treasury duties. Prior to joining Thorium Power in 2006, Mr. Charles was with Oppenheimer & Co., a full service investment firm. At Oppenheimer, Mr. Charles was registered as a General Securities Professional and was licensed for Sales Supervision and Management. Mr. Charles attended Northeastern University (B.S. 1991) in Boston, MA and he has over 18 years of experience in financial markets, working with various levels of investors including middle-market institutional investors. As a focus, Mr. Charles specialized in Control and Restricted Stock where he is well versed in SEC and NASD rules and the associated filing procedures. Mr. Charles is also well versed in global macroeconomics and regularly studies financial and economic history.

Erica Zalbert, 35, has been chief financial officer of the Company since May 2008 and responsible for the day to day finances of the Company as well as the long term strategic financing needs. Prior to joining the Company, Ms. Zalbert, was employed with Cambridge Who's Who Publishing, Inc., as Controller. Ms. Zalbert established its accounting department from the ground up, overseeing the internal accounting of all merged who's who entities, consolidated their financial reporting, captured daily and weekly revenues, managed the payroll process, and implemented a Microsoft-based Solomon accounting system. Ms. Zalbert's professional career in finance and accounting began when she joined PricewaterhouseCoopers as an Associate in 1998, and leaving in 2003.During her tenure, she conducted audits for a diversified clientele in the manufacturing, distribution, retail, telecommunications, advertising, mortgage banking, education, and not-for profit sectors. From 2003 to 2006, Ms. Zalbert held the position of Vice President of Financial Reporting for Newtek Business Services (NASDAQ: NEWT). Her responsibilities included reviewing financials for the parent company and 60+ subsidiaries, inter-company analysis, and SEC and regulatory reports. Ms. Zalbert maintained stock compensation schedules, segment accounting and auditing schedules, and performed FIN 46 analysis. She revamped the department, transitioning the records of 25 Newtek companies from a consulting firm to in-house staff, implementing MAS 500 accounting software and FRX reporting software. Ms. Zalbert earned a BBA in Accounting from Hofstra University and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of September, 2010		Echo Metrix, Inc.

	By:	/s/ Erica Zalbert
Erica Zalbert
Chief Financial Officer